Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 20, 2004, with respect to the consolidated financial statements of U.S. Bancorp included in the Annual Report (Form 10-K) for the year ended December 31, 2003:

Registration
Form	Statement No.	Purpose

S-3	333-67465	Acquisition of Libra Investments, Inc.
S-3	333-65358	Universal Shelf Registration Statement
S-8	333-01421	First Bank System, Inc. 1994 Stock Incentive Plan and 1991 Stock Incentive Plan
S-8	33-61667	Warrants for Settlement of Edina Realty Litigation
S-8	333-02623	First Bank System, Inc. 1996 Stock Incentive Plan
S-8	333-32635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-51627	Piper Jaffray Companies Inc. 1993 Omnibus Stock Plan (as assumed by U.S. Bancorp)
S-8	333-51635	U.S. Bancorp 1997 Stock Incentive Plan
S-8	333-76887	U.S. Bancorp 1999 Stock Incentive Plan
S-8	333-82691	Bank of Commerce 1989 and 1998 Stock Option Plans (as assumed by U.S. Bancorp)
S-8	333-38846	U.S. Bancorp 1999 Stock Incentive Plan
S-8	333-47968	Scripps Bank 1992 and 1995 Stock Option Plans and the Scripps Bank 1998 Outside Directors Stock Option Plan
S-8	333-48532	Various benefit plans of Firstar Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-65774	Various stock option and incentive plans of Nova Corporation in effect at the time of the merger with U.S. Bancorp
S-8	333-68450	U.S. Bancorp 2001 Employee Stock Incentive Plan
S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan
S-8	333-100671	U.S. Bancorp 401(k) Savings Plan

Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2004